Exhibit 32(a)
Certification of Periodic Financial Report by
Chief Executive Officer Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
and 18 U.S.C. § 1350
     I, John G. Stumpf, Chairman, President and Chief Executive Officer of Wells Fargo & Company (the “Company”), certify that:
(1)	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2011, (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ JOHN G. STUMPF
John G. Stumpf
Chairman, President and Chief Executive Officer Wells Fargo & Company May 6, 2011